Exhibit 5.1

OPINION OF DAVIS WRIGHT TREMAINE LLP

May 29, 2014

Board of Directors

HomeStreet, Inc.

601 Union Street, Suite 2000

Seattle, Washington 98101

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

This opinion is furnished to HomeStreet, Inc., a corporation formed under the laws of the State of Washington (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale by the Company of up to 900,000 shares of common stock, no par value (the “Shares”), issuable by the Company under the HomeStreet, Inc. 2014 Equity Incentive Plan (the “Equity Incentive Plan”).

We have reviewed, among other things, the Company’s Second Amended and Restated Articles of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, the Equity Incentive Plan, and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards made under the Equity Incentive Plan. We have made such other factual inquiries as we deemed necessary to render this opinion. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the Equity Incentive Plan has been duly authorized and, when issued pursuant to awards granted and exercised in accordance with the Equity Incentive Plan, and related agreements, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Davis Wright Tremaine LLP